                                                 Registration Statement No. 333-
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--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMPAL-AMERICAN ISRAEL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    NEW YORK
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-0435685
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                      (I.R.S. Employer Identification No.)

           1177 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK     10036
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               (Address of Principal Executive Offices)      (Zip Code)

                        YEHOSHUA GLEITMAN INCENTIVE PLAN
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                            (Full Title of the Plans)

               ISAIAH HALIVNI, VICE PRESIDENT-LEGAL AND SECRETARY
                        AMPAL-AMERICAN ISRAEL CORPORATION
              1177 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10036
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (212) 782-2100
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          Telephone Number, Including Area Code, of Agent For Service.

                         CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                           Proposed         Proposed
 Title Of                                   Maximum         Maximum
Securities                   Amount         Offering        Aggregate       Amount Of
  To Be                      To Be          Price Per       Offering       Registration
Registered                 Registered        Share           Price             Fee
--------------------------------------------------------------------------------------------
Class A Stock                200,000       $ 6.75 (1)      $1,350,000        $2,883.63
                             300,000       $ 8.00 (1)      $2,400,000
                             500,000       $10.00 (1)      $5,000,000
                             200,000      $ 5.125 (2)      $1,025,000
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the offering price per share of options to purchase the Registrant's Class A Stock, $1.00 par value per share (the "Class A Stock") to be offered pursuant to the Yehoshua Gleitman Incentive Plan (the "Plan") is the price per share at which such options may be exercised.

     (2) Pursuant to Rule 457(c) under the Securities Act, the offering per share of rights to purchase Class A Stock pursuant to the Plan is $5.125, the average of the high and low prices of the Class A Stock reported on the American Stock Exchange on August 17, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement will be distributed to the holders of stock options and purchase rights granted under the Yehoshua Gleitman Incentive Plan (the "Plan"). The information statement and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of the Securities Act.

    Pursuant to General Instruction C of Form S-8, this Registration Statement contains a "Reoffer Prospectus" meeting the requirements of Part I of Form S-3 relating to reofferings and resales by certain persons of shares of Class A Stock, $1.00 par value (the "Class A Stock") of Ampal-American Israel Corporation, a New York corporation (the "Registrant") obtained pursuant to the Plan.

    FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION IN REOFFER PROSPECTUS OF
                   INFORMATION REQUIRED BY PART I OF FORM S-3



    FORM S-3 ITEM NUMBER                      LOCATION/HEADING IN PROSPECTUS
    --------------------                      ------------------------------
1.  Forepart of Registration Statement        Cover page
    and Outside Front Cover Page of
    Prospectus

2.  Inside Front and Outside Back             Available Information; Documents
    Cover Pages of Prospectus                 Incorporated by Reference

3.  Summary Information, Risk Factors         Address and Telephone Number; Risk
    and Ratio of Earnings to Fixed            Factors
    Charges

4.  Use of Proceeds                           Use of Proceeds

5.  Determination of Offering Price           Not Applicable

6.  Dilution                                  Not Applicable

7.  Selling Security Holders                  Selling Stockholder

8.  Plan of Distribution                      Plan of Distribution

9.  Description of Securities to be           Not Applicable
    Registered

10. Interests of Named Experts and            Interests of Named Experts and
    Counsel                                   Counsel

11. Material Changes                          Not Applicable


12. Incorporation of Certain                  Documents Incorporated by
    Information by Reference                  Reference

13. Disclosure of Commission Position         Not Applicable
    on Indemnification for Securities
    Act Liabilities


                               REOFFER PROSPECTUS

                                1,200,000 SHARES

                        AMPAL-AMERICAN ISRAEL CORPORATION

                    CLASS A STOCK, PAR VALUE $1.00 PER SHARE

                        YEHOSHUA GLEITMAN INCENTIVE PLAN


    This Prospectus is being used in connection with the offering from time to time by Dr. Yehoshua Gleitman (the "Selling Stockholder"), the Chief Executive Officer of Ampal-American Israel Corporation, a New York corporation (the "Registrant"), of 1,200,000 shares of the Registrant's Class A Stock par value $1.00 per share (the "Class A Stock") which have been or may be acquired by the Selling Stockholder pursuant to the Yehoshua Gleitman Incentive Plan (the "Plan"). The terms and conditions of the Plan are set forth in the form of stock option and stock purchase agreement between the Registrant and the Selling Stockholder that was attached as Exhibit 10p to the Registrant's Form 10-K for the fiscal year ended December 31, 1997. The Plan consists of the grant to the Selling Stockholder of (i) options to purchase 1,000,000 shares of Class A Stock at various exercise prices and (ii) rights to purchase 200,000 shares of Class A Stock at 80% of the fair market value of the Class A Stock and was approved by the Registrant's stockholders at their annual meeting held on June 9, 1998.

    The shares of Class A Stock covered by this Prospectus may be sold from time to time by the Selling Stockholder in one or more transactions (which may involve one or more block transactions) on the American Stock Exchange (the "Amex"), in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act") may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the Class A Stock offered hereby will be borne by the Registrant, but all selling and other expenses (including commissions or discounts of underwriters, broker-dealers or agents brokers fees, state and local transfer taxes and expenses of counsel to the Selling Stockholder) incurred by the Selling Stockholder will be borne by the Selling Stockholder.

    Some or all of the shares of Class A Stock may be sold through brokers acting on behalf of the Selling Stockholder or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). In connection with such resales or offers for resale, the Selling Stockholder and the brokers, dealers or agents through whom such shares may be sold may be deemed to be "underwriters" as such term is defined in Section 2(11) of the Securities Act, in which event any profit on the sale of any or all of the Class A Stock by them and any discounts or commissions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

THE CLASS A STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 HEREOF.

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
                HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                   STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS AUGUST 20, 1998


                              AVAILABLE INFORMATION

    The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Registrant has filed with the Commission a Registration Statement (which term shall include all amendments thereto) on Form S-8 under the Securities Act with respect to the shares of Class A Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Registrant and the Class A Stock. The Registration Statement and all reports, proxy and information statements filed by the Registrant with the Commission may be inspected, without charge, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the public reference section of the Commission at its Washington address upon payment of the prescribed fee. The Commission maintains a Web site that contains, reports, proxy and information statements and other information regarding registrants, including the Registrant, that file electronically. The address of such site is http://www.sec.gov. The Class A Stock is listed on the Amex and the Registrant's 6-1/2% Cumulative Convertible Preferred Stock is traded on the NASDAQ SmallCap Market. Reports, proxy and information statements and other information concerning the Registrant can be inspected at such exchanges.

                       DOCUMENTS INCORPORATED BY REFERENCE


    The following documents have been filed with the Commission and are incorporated herein by reference and made a part hereof:

    (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1997;

    (2) The Registrant's Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 1998 and June 30, 1998;

    (3) The Registrant's Current Report on Form 8-K, as filed by the Registrant with the Commission on February 5, 1998; and

    (4) The description of the Registrant's capital stock contained in the latest registration statement of the Registrant under the Exchange Act.


    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

    The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Isaiah Halivni, Esq., Ampal-American Israel Corporation, 1177 Avenue of the Americas, 12th Floor, New York, New York 10036, telephone number (212) 782-2100.


                          ADDRESS AND TELEPHONE NUMBER

    The address of the Registrant's principal executive offices is 1177 Avenue of the Americas, 12th Floor, New York, New York 10036. The telephone number of the Registrant is (212) 782-2100.


                                  RISK FACTORS

Conditions in Israel

    General. Most of the companies in which the Registrant directly or indirectly invests conduct their principal operations in Israel and are directly affected by the economic, political, military, social and demographic conditions there. A state of hostility has existed, varying as to degree and intensity, between Israel and the Arab countries and the Palestine Liberation Organization (the "PLO"). While negotiations have taken place and are taking place between Israel, its Arab neighbors and the PLO to end the state of hostility in the region, it is not possible to predict the outcome of these negotiations and their eventual effect on the Registrant and its investee companies.

    For example, as of December 31, 1997, Industrial Buildings Corporation Ltd. ("Industrial Buildings"), the Registrant's 5.6%-owned affiliate, owned approximately 13.2 million square feet of space in industrial buildings throughout Israel. Approximately 6% of Industrial Buildings' space is located in the administered territories. The Registrant cannot predict what effect future developments in the ongoing peace process involving the State of Israel and the PLO will have on this space. Historically, however, the Government of Israel has compensated property owners for forfeitures resulting from government actions.

    Economic Activity. In the early to mid-1980s, Israel's economy was subject to a period of wide-spread inflation. However, for calendar year 1997, the annual rate of inflation was 7.0% (the lowest annual rate since
1969) and for the first four months of calendar year 1998 the annualized inflation rate was 4.4%. The relatively low annual inflation rate since 1997 is generally attributed to the Bank of Israel's tight monetary policies during such period. In the event that inflation were to return to such previously high levels as would have a material impact on the Israeli economy as a whole, then the Registrant and its investee companies could be materially adversely affected.

    Due in large part to the monetary policies of the Bank of Israel, the gross domestic product of Israel has decreased from 7.1% in 1995 to 4.5% in 1996 and 1.9% in 1997. Additionally, during 1997, the shekel was devalued by 8.8% relative to the U.S. dollar. There can be no assurance that the Registrant or any of its Israeli investee companies will not be adversely affected in the future by the continuation of this economic trend.

    To offset the effects of inflation on the purchasing power of the Israeli currency, the Government of Israel has instituted "linkage" policies which have also been followed by most private organizations. Through linkage, the amount of an obligation or payment is increased from time to time by an amount related to changes in an index which may be the exchange rate of a foreign currency or a price index. The payee is thus compensated for the relative decline in the purchasing power of the shekel. Linkage adjustments may be based upon the total or only a specified percentage of the change in the index being used. Many obligations or payments in shekels are linked to the U.S. dollar or the Israeli Consumer Price Index ("CPI"), including payment obligations and receivables of many of the Registrant's investees.

    Many of the Registrant's investee companies enter into shekel-based loans, either as borrowers or as lenders, which are typically linked to the CPI. Therefore, changes in (i) the CPI; (ii) the rate of exchange between the Israeli shekel and the U.S. dollar; and (iii) inflation in Israel, can have a direct effect on the Registrant's financial conditions and earnings.

Investment in MIRS

    The Registrant's largest equity investment is in MIRS Communication Company, Ltd. ("MIRS"), a company which coordinates and operates digital and analog public-shared two-way radio and other services in Israel. The MIRS digital wireless communication service is based on iDEN(TM) integrated wireless communication technology.

    As of June 30, 1998, the Registrant's total equity investment in MIRS was approximately $83 million (with a financial exposure to the Registrant of approximately $28 million after taking into account certain nonrecourse loans used to fund a portion of such investment), comprising approximately 30% of its aggregate equity investment in all investee companies. There can be no assurance that MIRS can market its services successfully or profitably, and failure to do so could have a material adverse effect on MIRS as well as the Registrant.

    Currently, there are two other cellular communication services providers in Israel, Pelephone Communication Ltd. ("Pelephone") and Cellcom Israel Ltd. ("Cellcom"), each of which has a subscriber base which greatly exceeds that of MIRS. Additionally, another company, Partner Ltd., has recently been licensed in Israel to act as a cellular communication services provider. Competitive pressures could cause MIRS' services to lose market acceptance or prevent such services from gaining market acceptance or suffer significant price erosion, any of which could have a material adverse effect on the operations of MIRS.

    In order to serve as a cellular communications services provider in Israel, a company must be licensed by the Israeli Ministry of Communications ("MOC"). The MIRS license is the largest intangible asset held by MIRS. The license and its conditions can be changed unilaterally by MOC, from time to time. Further, in January 1997, Cellcom filed a petition in the Supreme Court of Israel against the operation of MIRS, which was subsequently withdrawn by Cellcom prior to a hearing being held. Cellcom, however, reserved its right to re-file the petition in the future. Having the license revoked or materially altered could have a material adverse effect on MIRS and on the Registrant.

    Motorola Communications Israel Ltd. ("Motorola Israel"), which indirectly owns two-thirds of the equity of MIRS, owns a 50% interest in Pelephone, a significant competitor of MIRS. Additionally, Motorola Israel is currently the only supplier of certain equipment which is essential for MIRS' iDEN(TM) technology. There is no guarantee that Motorola Israel will not take any actions in favor of Pelephone which would impede the ability of MIRS to compete with Pelephone.

    For additional risks associated with the Registrant's investment in MIRS, see "Risk Factors--Technological Change" and "--Early State Investments; Limited Investment Liquidity."

Competition for Investments

    The Registrant competes for investment opportunities with other established and well-capitalized investing entities. There can be no assurance that opportunities will continue to be available to the Registrant at valuations and on terms which are favorable.

Exemptive Order

    In 1947, the Commission granted the Registrant an exemption from the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an exemptive order. The exemptive order was granted based upon the nature of the Registrant's operations, the purposes for which it was organized, which have not changed, and the interest of purchasers of the Registrant's securities in the economic development of Israel. There can be no assurance that the Commission will not reexamine the exemptive order and revoke, suspend or modify it. A revocation, suspension or material modification of the exemptive order would materially and adversely effect the Registrant. In the event that the Registrant becomes subject to the provisions of the 1940 Act, it could be required, among other matters, to make material changes to its management, capital structure and methods of operation, including its dealings with principal shareholders and their related companies.

Early Stage Investments; Limited Investment Liquidity

    The Registrant acquires interests in businesses that it believes have long-term growth potential. In certain cases, the Registrant makes an initial investment at an early stage of a company's development and such investment may not be readily marketable. In some instances, disposition of a particular holding may be the only or principal way of realizing the economic benefit of that holding. The Registrant's shares in certain investees, including MIRS, are subject to various restrictions on transfer, including, in certain circumstances, rights of first refusal in favor of the investee and other shareholders. Accordingly these investments are relatively illiquid and have a higher degree of risk than investments in established, publicly traded companies.

Technological Change

    As of June 30, 1998, approximately 42.5% of the Registrant's total equity investment was held in companies which are in "high technology" or communications industries, including MIRS. The technologies underlying many of such investee companies' products are subject to rapid evolution and change. Each of such investee companies' future success depends, in large measure, upon its ability to respond quickly and successfully to technological advances by developing and marketing new and improved products and services. There can be no assurance that such companies will be able to foresee and respond to such advances, or that competitors, including those with greater financial and other resources, will not succeed in developing technologies, products or services that could be superior to such investees. For specific risks associated with the Registrant's equity investment in MIRS, see "Risk Factors--Investment in Mirs."

Real Estate Investment Risks

    As of June 30, 1998, approximately 22.6% of the Registrant's total equity investment was held in companies in the Real Estate industry. Real Estate investments are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. Income from properties and real estate values are also affected by a variety of other factors including government regulation and applicable laws (including real estate, zoning, tax and eminent domain laws). If such investee companies' properties do not generate revenues sufficient to meet their operating expenses, including debt service and capital expenditures, the income of such investees and the ability to make distributions to their shareholders, including the Registrant, will be adversely affected.

United States Banking Regulations

    Bank Hapoalim B.M. ("Hapoalim"), which held approximately 25.7% of the Registrant's Class A Stock as of July 31, 1998 (assuming conversion of the Registrant's preferred stock owned by Hapoalim), is subject, through the United States International Banking Act of 1978 ("IBA"), to the provisions of the United States Bank Holding Company Act of 1956 ("BHC"). Due to the Registrant's status as a subsidiary of Hapoalim for purposes of the IBA and BHC, there may be limitations upon the direct or indirect investment activities of the Registrant in the United States. While the Registrant itself is considered to be a "grandfathered" investment of Hapoalim under the IBA for purposes of the BHC (which status may be reviewed by the Board of Governors of the Federal Reserve), the Registrant may not invest in more than 25% of the voting shares or the equity of United States corporations or non-United States corporations which have a majority of their assets in, or revenues derived from, the United States, subject to certain exceptions. Management of the Registrant does not believe that these limitations contained in the BHC and the regulations of the Board of Governors of the Federal Reserve System thereunder have had or will have any material adverse impact upon the Registrant or its operations.

Concentration of Ownership

    As of July 31, 1998, Rebar Financial Corp. ("Rebar") was the holder of approximately 43.1% of the outstanding Class A Stock and Hapoalim was the holder of approximately 25.7% of the outstanding Class A Stock (assuming conversion of the Registrant's preferred stock owned by Hapoalim). As a result, Rebar and Hapoalim, if acting together, are in a position to exercise control over most matters requiring shareholder approval, including the approval of significant corporate transactions. Together, Rebar and Hapoalim can elect 100% of the directors of the Registrant.

    Pursuant to a 1994 amendment to the Israeli Banking (Licensing) Law, Israeli banks, including Hapoalim, had to reduce their holdings in, and means of control of, non-banking corporations to 25% by December 31, 1996 and will have to reduce such holdings to 20% by December 31, 1999. Hapoalim reduced its holdings in the Registrant to meet the 25% limitation by December 1996
(as of July 31, 1998, Hapoalim was the holder of approximately 24.5% of the Class A Stock, without assuming the conversion of any of the preferred stock of the Registrant owned by Hapoalim). If Hapoalim were to dispose of its holdings of the Registrant in public sales of its Class A Stock in order to meet its requirements under the 20% restriction, there could be an adverse impact on the market for Class A Stock. Additionally, if at any time either Rebar or Hapoalim were to dispose of a significant portion of its respective holdings of the Registrant in public sales of its Class A Stock, there could be an adverse impact on the market for Class A Stock.

Year 2000 Compliance

    The Registrant is currently in the process of identifying, evaluating and implementing changes to computer programs necessary to address the year 2000 issue which is the result of computer programs having been written using two digits instead of four to define a year. This issue affects computer systems that have date sensitive programs that may recognize a date using "00" as 1900 rather than 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail, resulting in business interruption. The Registrant does not believe the cost of converting all internal systems to be year 2000 compliant will be material to its financial condition or results of operations.

    The year 2000 issue is expected to affect the systems of various entities with which the Registrant interacts. However, there can be no assurance that the systems of other companies on which the Registrant's systems rely will be timely converted, or that a failure by another company's systems to be year 2000 compliant would not have a material adverse effect on the Registrant.


                                 USE OF PROCEEDS

    The Registrant will not receive any of the proceeds from sales of Class A Stock by the Selling Stockholder, although the Registrant will receive (i) the exercise price upon the exercise of the stock options granted pursuant to the Plan and (ii) the purchase price upon the exercise of the purchase rights granted pursuant to the Plan.




                               SELLING STOCKHOLDER

    This Prospectus relates to shares of Class A Stock which have been or may be acquired by the Selling Stockholder pursuant to the exercise of options and purchase rights granted to him pursuant to the Plan. The Selling Stockholder has been the Chief Executive Officer of the Registrant since May 28, 1997. He is also an executive officer and member of the Boards of Directors of many of the Registrant's subsidiaries and affiliates. As of the date hereof, the Selling Stockholder does not own any securities of the Registrant other than the options to purchase 1,000,000 shares of Class A Stock granted to him pursuant to the Plan and the rights to purchase 200,000 shares of Class A Stock at a 20% discount from the fair market value of the Class A Stock granted to him pursuant to the Plan. All 1,200,000 shares of Class A Stock being registered hereby are being offered for the account of the Selling Stockholder.

                              PLAN OF DISTRIBUTION

    The shares of Class A Stock covered by this Prospectus may be sold from time to time by the Selling Stockholder. Resales may be made pursuant to this Prospectus or pursuant to an exemption from registration under the Securities Act. Additionally, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholder may sell the shares of Class A Stock in one or more transactions (which may involve one or more block transactions) on the Amex, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. Some or all of the shares of Class A Stock may be sold through dealers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and/or the purchasers of such shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). To the Registrant's knowledge, no specific brokers or dealers have been designated by the Selling Stockholder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus.

    The Selling Stockholder and any brokers or dealers participating in the distribution of any of the shares of Class A Stock or any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act although the Selling Stockholder disclaims such status, and their compensation may be regarded as underwriters' compensation under the Securities Act. Any such broker or dealer may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if applicable, to any person who purchases any of the shares of Class A Stock from or through such broker or dealer.

    In order to comply with the securities laws of certain states, if applicable, the shares of Class A Stock will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Class A Stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

    The Registrant will not receive any of the proceeds from the offering hereunder, although the Registrant will receive (i) the exercise price upon the exercise of stock options granted pursuant to the Plan and (ii) the purchase price upon the exercise of the purchase rights granted pursuant to the Plan. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the Class A Stock hereby have been borne by the Registrant, but all selling and other expenses (including commissions or discounts of underwriters, broker-dealers or agents broker fees, state and local transfer taxes and expenses of counsel to the Selling Stockholder) incurred by the Selling Stockholder will be borne by the Selling Stockholder.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

    Isaiah Halivni, counsel to the Registrant, is Vice President-Legal and Secretary of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

    (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    (B) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998.

    (C) The Registrant's Current Report of Form 8-K, as filed by the Registrant with the Commission on February 5, 1998.

    (D) The description of the Class A Stock contained in the latest registration statement of the Registrant under the Exchange Act.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

    Isaiah Halivni, counsel to the Registrant, is Vice President-Legal and Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by law, including limitations contained in the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York (the "BCL"), as amended from time to time. The Registrant's By-laws contain provisions requiring indemnification of the Registrant's directors and officers to the fullest extent authorized by the laws and statutes of the State of New York. The By-laws require the Registrant to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Registrant against any reasonable expenses (including attorneys' fees), actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties except if such person breached his duty to the Registrant. The By-laws require the Registrant to indemnify any person by reason of the fact that such person, his testator or intestate is or was a director or officer of the Registrant against any and all judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) actually and necessarily incurred by him in connection with any action or proceeding (or any appeal therein) brought (or threatened to be brought) by third parties including, without limitation, one by or in the right of any other corporation which such person served in any capacity at the request of the Registrant, if such person acted in good faith, for a purpose which he believed to be in the best interests of the Registrant, and in criminal actions or proceedings in which he had no reasonable cause to believe that his conduct was unlawful. The Registrant's By-laws further provide that indemnification for expenses as described above may be paid in advance of the final disposition of such action or proceeding in the manner authorized by the laws and statutes of the State of New York subject to repayment by the person, his testator or intestate, to the extent such advances exceed the indemnification to which such person is entitled or if such person is ultimately found not entitled to indemnification under the laws and statutes of the State of New York. Reference is made to sections 721 through 726, inclusive, of the BCL which deal with indemnification of directors and officers in their capacity as such.

    The Registrant entered into an employment agreement with Lawrence Lefkowitz, its former President, which included certain indemnification provisions. Pursuant to such provisions, Mr. Lefkowitz was indemnified and held harmless by the Registrant for all liabilities, losses, damages, costs and expenses resulting from Mr. Lefkowitz's actions in his official capacity and as to his actions in any other capacity while being employed by the Registrant. This indemnification continues subsequent to Mr. Lefkowitz ceasing to be an employee of the Registrant in September 1998.

    Effective January 29, 1998, the Registrant purchased a directors and officers liability policy in the amount of $20,000,000 issued by the Reliance Insurance Company and by Great American Insurance Company. The cost of the policy, which expires January 29, 2000, was $307,000. This policy provides coverage to all of the officers and directors of the Registrant and of those subsidiaries of which the Registrant owns more than 50% of the outstanding voting stock.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    4a. Form of Indenture dated as of November 1, 1984. (Filed as Exhibit 4a to Registration Statement No. 2-88582 and incorporated herein by reference).

    4b. Form of Indenture dated as of May 1, 1986. (Filed as Exhibit 4a to Pre-Effective Amendment No. 1 to Registration Statement No. 33-5578 and incorporated herein by reference).

    5         Opinion of counsel re: legality.

    10 Form of Stock Option and Stock Purchase Agreement between Ampal-American Israel Corporation and Yehoshua Gleitman. (Filed as
              Exhibit 10p to Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference. File No. 0-538).

    23(a)     Consents of Auditors


AM-HAL Ltd.
Ampal-American Israel Corporation
Ampal Engineering (1994) Ltd.
Ampal Enterprises Ltd.
Ampal Financial Services Ltd.
Ampal Holding (1991) Ltd.
Ampal Industries (Israel) Ltd.
Ampal (Israel) Ltd.
Ampal Properties Ltd.
Bay Heart, Ltd.
Carmel Container Systems Ltd.
Coral World International Ltd.
Country Club Kfar Saba Limited
Epsilon Investment House Ltd.
Granite Hacarmel Investments Limited

Hod Hasharon Sport Center (1992) Ltd. Partnership
Mivnat Holdings Ltd.
Moriah Hotels Ltd.
Nir Ltd.
Ophir Holdings Ltd.
Orlite Industries (1959) Ltd.
Ortek Ltd.
Paradise Industries Ltd.
Red Sea Marineland Holding (1973) Ltd.
Red Sea Underwater Observatory Ltd.
Renaissance Investment Co. Ltd.
Shmey-Bar Real Estate 1993 Ltd.
Shmey-Bar (T.H.) 1993 Ltd.
Teledata Communications Ltd.
Trinet Investment in High-Tech Ltd.
Trinet Venture Capital Ltd.
U.D.S.-Ultimate Distribution Systems Ltd.

    23(b)     Consent of counsel (included in Exhibit 5 above).

    24        Power of Attorney

ITEM 9. UNDERTAKINGS.

A.  Post Effective Amendments

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on the 20th day of August, 1998.

                 AMPAL-AMERICAN ISRAEL CORPORATION (Registrant)

                 By: /s/ Yehoshua Gleitman
                    ---------------------------------------------
                    Yehoshua Gleitman, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

Signatures                     Title                                Date

        *
-------------------------     Director
  Michael Arnon

        *
-------------------------     Director
  Benzion Benbassat

        *
-------------------------     Director
  Yaacov Elinav

        *
-------------------------     Director
  Hillel Peled

        *
-------------------------     Director
  Shimon Ravid


-------------------------     Director
  Michael W. Sonnenfeldt

        *
-------------------------     Director
  Daniel Steinmetz

        *
-------------------------     Director
  Raz Steinmetz

/s/ Isaiah Halivni
-------------------------                                    August 20, 1998
  Isaiah Halivni             *As Attorney-In-Fact For
                             The Foregoing Persons

/s/ Yehoshua Gleitman
--------------------------                                   August 20, 1998
  Yehoshua Gleitman          Chief Executive Officer
                             (Principal Executive Officer)

/s/ Shlomo Meichor
--------------------------                                   August 20, 1998
  Shlomo Meichor             Vice President-Finance
                             and Treasurer
                             (Principal Financial Officer)

/s/ Alla Kanter
--------------------------                                   August 20, 1998
  Alla Kanter                Vice President-Accounting
                             and Controller
                             (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
-------
    4a.       Form of Indenture dated as of November 1, 1984. (Filed as Exhibit
              4a to Registration Statement No. 2-88582 and incorporated herein by reference).

    4b.       Form of Indenture dated as of May 1, 1986. (Filed as Exhibit 4a to
              Pre-Effective Amendment No. 1 to Registration Statement No.
              33-5578 and incorporated herein by reference).

    5         Opinion of counsel re: legality.

    10        Form of Stock Option and Stock Purchase Agreement between Ampal-
              American Israel Corporation and Yehoshua Gleitman. (Filed as
              Exhibit 10p to Form 10-K for fiscal year ended December 31, 1997 and incorporated herein by reference. File No. 0-538).

    23(a)     Consents of Auditors


AM-HAL Ltd.
Ampal-American Israel Corporation
Ampal Engineering (1994) Ltd.
Ampal Enterprises Ltd.
Ampal Financial Services Ltd.
Ampal Holding (1991) Ltd.
Ampal Industries (Israel) Ltd.
Ampal (Israel) Ltd.
Ampal Properties Ltd.
Bay Heart, Ltd.
Carmel Container Systems Ltd.
Coral World International Ltd.
Country Club Kfar Saba Limited
Epsilon Investment House Ltd.
Granite Hacarmel Investments Limited
Hod Hasharon Sport Center (1992) Ltd. Partnership
Mivnat Holdings Ltd.
Moriah Hotels Ltd.
Nir Ltd.
Ophir Holdings Ltd.
Orlite Industries (1959) Ltd.
Ortek Ltd.
Paradise Industries Ltd.
Red Sea Marineland Holding (1973) Ltd.
Red Sea Underwater Observatory Ltd.
Renaissance Investment Co. Ltd.
Shmey-Bar Real Estate 1993 Ltd.
Shmey-Bar (T.H.) 1993 Ltd.
Teledata Communications Ltd.
Trinet Investment in High-Tech Ltd.
Trinet Venture Capital Ltd.
U.D.S.-Ultimate Distribution Systems Ltd.

    23(b)     Consent of counsel (included in Exhibit 5 above).

    24        Power of Attorney